cosan VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/CZZ** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CZZ

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2020 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR Proposal 1.

	For	Against	Abstain
1. Proposal to approve the (i) Merger and Justification Protocol to be entered into by and among Cosan Limited and Cosan S.A., (ii) Deed of Merger to be entered into by and among Cosan Limited and Cosan S.A. and (iii) transactions contemplated by each of such documents, including the merger of Cosan Limited with and into Cosan S.A.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2020 Special Meeting of Shareholders of Cosan Limited will be held on
_____, __________, _____ at X:XXpm, virtually via the internet at www.meetingcenter.io/213912167.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – ________.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.
The material is available at: www.edocumentview.com/CZZ

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CZZ

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Cosan Limited

Notice of 2020 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting – __________, _____

__________, __________, __________, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Cosan Limited to be held on _____, __________, _____ or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.